     As filed with the Securities and Exchange Commission on June 12, 2001.
                                                REGISTRATION NO. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               THE SHAW GROUP INC.
               (Exact name of issuer as specified in its charter)

         LOUISIANA                                        72-1106167
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

            8545 UNITED PLAZA BOULEVARD, BATON ROUGE, LOUISIANA 70809
               (Address of Principal Executive Offices) (Zip Code)

                               THE SHAW GROUP INC.
                    2001 EMPLOYEE INCENTIVE COMPENSATION PLAN
                                       AND
                               THE SHAW GROUP INC.
                  STONE & WEBSTER ACQUISITION STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 GARY P. GRAPHIA
                          SECRETARY AND GENERAL COUNSEL
                           8545 UNITED PLAZA BOULEVARD
                          BATON ROUGE, LOUISIANA 70809
                     (Name and address of agent for service)

                                 (225) 932-2500
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                            J. MICHAEL ROBINSON, JR.
                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A PROFESSIONAL LAW CORPORATION)
                                  P.O. BOX 2997
                        BATON ROUGE, LOUISIANA 70821-2997
                                 (225) 383-4703

                        CALCULATION OF REGISTRATION FEE


                                                      Proposed maximum     Proposed maximum
    Title of securities          Amount to be          offering price          aggregate            Amount of
     to be registered           registered (1)         per share (2)      offering price (2)     registration fee
============================ ====================== ===================== ==================== =====================
     Common Stock, no              3,070,000               $39.43             $121,050,100          $30,263
           par value
====================================================================================================================

(1) 2001 Employee Incentive Compensation Plan (2,000,000 shares) and Stone & Webster Acquisition Stock Option Plan (1,070,000 shares). There are also being registered hereunder such additional indeterminate number of shares as may be issuable under the registrant's 2001 Employee Incentive Compensation Plan and Stone & Webster Acquisition Stock Option Plan by reason of stock dividends or through recapitalization resulting in stock split-ups, combinations or exchange of shares.
(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 1,136,500 shares for which options have been granted as of the date hereof, computed on the basis of $22.31 per share, the average exercise price of such shares and (b) with respect to the remaining 1,933,500 shares computed on the basis of $49.50 per share, the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 11, 2001.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), will be sent or given to participants in (i) The Shaw Group Inc. 2001 Employee Incentive Compensation Plan, and (ii) The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan as required by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000;
         (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2000;
         (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2001;
         (d) the Company's Current Report on Form 8-K, filed with the Commission on May 11, 2001;
         (e) the Company's Current Report on Form 8-K, filed with the Commission on October 13, 2000;
         (f) the Company's Current Report on Form 8-K, filed with the Commission on September 19, 2000;
         (g) the Company's Current Report on Form 8-K filed with the Commission on July 28, 2000, as amended by Form 8-K/A filed with the Commission on September 13, 2000;
         (h) the Company's Proxy Statement dated December 15, 2000, in connection with the Company's Annual Meeting of Shareholders held on January 16, 2001; and
         (i) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (including any amendments or reports filed for the purpose of updating such description).

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock under Louisiana law will be passed upon for the Company by the law firm of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Baton Rouge, Louisiana.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. To the extent that an officer or director is successful on the merits or otherwise in any defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation must indemnify him against such expenses that such officer or director actually incurred.
Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if authorized by the board of directors.

         Pursuant to Section 83 of the LBCL, the Company has adopted provisions in its Articles of Incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by the LBCL.

         The Company has entered into indemnification agreements with its directors and certain of its officers which provide that the Company will, if certain conditions are met and the director or officer acted in accordance with the applicable standard and subject to certain procedures and exceptions, indemnify such persons for claims, judgments and related expenses resulting from their service on behalf of the Company and/or its affiliated entities in any pending, threatened or completed action, suit or proceeding, whether civil, administrative or criminal, except where (i) the Company is prohibited by law from providing such indemnification; (ii) payment of the indemnification amounts has been made under an insurance policy; and (iii) the director or officer gained a personal profit to which he was not legally entitled, including profits arising from the violation of certain securities laws.

         In addition to such other rights of indemnification as they may have as directors, the Board of Directors and the members of the committee administering each of The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan shall, pursuant to the terms of each plan, be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with such plan or any award granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

ITEM 8.  EXHIBITS.

         Exhibit No.      Description of Exhibit

         4.1(1)       -   Restatement of the Articles of Incorporation dated
                          December 10, 1993
         4.2(2)       -   Articles of Amendment to the Restatement of the
                          Articles of Incorporation dated January 22, 2001
         4.3(1)       -   Amended and Restated By-Laws dated December 9, 1993
         4.4(3)       -   Specimen Common Stock Certificate
         4.5(4)       -   The Shaw Group Inc. 2001 Employee Incentive
                          Compensation Plan
         4.6(5)       -   The Shaw Group Inc. Stone & Webster Acquisition Stock
                          Option Plan
         5.1(5)       -   Opinion of Kantrow, Spaht, Weaver & Blitzer (A
                          Professional Law Corporation)
         23.1(5)      -   Consent of Arthur Andersen LLP
         23.2(5)      -   Consent of Hannis T. Bourgeois, LLP
         23.3(5)      -   Consent of PricewaterhouseCoopers LLP
         24.1(5)      -   Power of Attorney (contained in page II-5 of this
                          Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, as amended by Amendment No. 1 on Form 10-K/A-1.
(2) Incorporated by reference herein to the designated Exhibit of the Company's Quarterly Report for the fiscal quarter ended February 28, 2001.
(3) Incorporated herein by reference to the designated Exhibit of the Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (Registration No. 33-70722).
(4) Incorporated herein by reference to Exhibit A to the Company's Proxy Statement dated December 15, 2000, in connection with the Company's Annual Meeting of Shareholders held on January 16, 2001.
(5)      Filed herewith.

ITEM 9. UNDERTAKINGS.

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act").

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by way of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-laws, contract, arrangement, statute or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, as of this 12th day of June, 2001.

                                         THE SHAW GROUP INC.


                                         By: /s/ GARY P. GRAPHIA
                                            ------------------------------------
                                            Gary P. Graphia
                                            Secretary and General Counsel

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes J.M. Bernhard, Jr. and Robert L. Belk, and each of them acting individually, with full power of substitution, to file one or more amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, which amendments, may make such changes as J.M. Bernhard, Jr. or Robert L. Belk deems appropriate; and each person whose signature appears below, individually and in each capacity stated below, hereby appoints J.M. Bernhard, Jr. and Robert L. Belk, and either of them acting individually, with full power of substitution, as Attorney-in-Fact to execute in his name and on his behalf any such amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                         Date
---------                                -----                                         ----
/s/ J.M. BERNHARD, JR.                   Chairman of the Board, President and Chief    June 12, 2001
------------------------------------     Executive Officer (Principal
J.M. Bernhard, Jr.                       Executive Officer)


/s/ ROBERT L. BELK                       Chief Financial Officer and Treasurer         June 12, 2001
------------------------------------     (Principal Financial Officer and
Robert L. Belk                           Principal Accounting Officer)

/s/ ALBERT MCALISTER                     Director                                      June 12, 2001
------------------------------------
Albert McAlister


/s/ L. LANE GRIGSBY                      Director                                      June 12, 2001
------------------------------------
L. Lane Grigsby


/s/ DAVID W. HOYLE                       Director                                      June 12, 2001
------------------------------------
David W. Hoyle

/s/ JOHN W. SINDERS, JR.                 Director                                      June 12, 2001
------------------------------------
John W. Sinders, Jr.

/s/ WILLIAM G. GRIGGS                    Director                                      June 12, 2001
------------------------------------
William H. Grigg

                               INDEX TO EXHIBITS


         Exhibit No.                Description
         -----------                -----------
         4.1(1)            -        Restatement of the Articles of Incorporation dated
                                    December 10, 1993
         4.2(2)            -        Articles of Amendment to the Restatement of the
                                    Articles of Incorporation dated January 22, 2001
         4.3(1)            -        Amended and Restated By-Laws dated December 9, 1993
         4.4(3)            -        Specimen Common Stock Certificate
         4.5(4)            -        The Shaw Group Inc. 2001 Employee Incentive
                                    Compensation Plan
         4.6(5)            -        The Shaw Group Inc. Stone & Webster Acquisition
                                    Stock Option Plan
         5.1(5)            -        Opinion of Kantrow, Spaht, Weaver & Blitzer
                                    (A Professional Law Corporation)
         23.1(5)           -        Consent of Arthur Andersen LLP
         23.2(5)           -        Consent of Hannis T. Bourgeois, LLP
         23.3(5)           -        Consent of PricewaterhouseCoopers LLP
         24.1(5)           -        Power of Attorney (contained in page II-5 of this
                                    Registration Statement)

(1) Incorporated herein by reference to the designated Exhibit of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1994, as amended by Amendment No. 1 on Form 10-K/A-1.
(2) Incorporated by reference herein to the designated Exhibit of the Company's Quarterly Report for the fiscal quarter ended February 28, 2001.
(3) Incorporated herein by reference to the designated Exhibit of the Company's Registration Statement on Form S-1 filed on October 22, 1993, as amended (Registration No. 33-70722).
(4) Incorporated herein by reference to Exhibit A to the Company's Proxy Statement dated December 15, 2000, in connection with the Company's Annual Meeting of Shareholders held on January 16, 2001.
(5)      Filed herewith.